                                                               EXHIBIT (h)(8)(i)

                 FIRST AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

         FIRST AMENDMENT, dated as of January 14, 2002 (the "Amendment"), to the Financial Guaranty Agreement, dated as of July 3, 2001 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), ING PILGRIM INVESTMENTS, LLC ("Pilgrim"), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and PILGRIM EQUITY TRUST (the "Fund").

                                   WITNESSETH:

         WHEREAS, Pilgrim, Aeltus and the Fund have requested, and, upon this Amendment becoming effective, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

         2. Amendments to Section 1.1. Section 1.1 of the Agreement is hereby amended by (a) deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following new definitions:

                  `"Asset Allocation Threshold' shall mean, with respect to any PPF, on any Valuation Date, an amount equal to the Asset Allocation Test Percentage on such Valuation Date of the sum of (i) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus
         (ii) the Present Value of Covered Expenses with respect to such PPF on such Valuation Date; provided, however, that if the Total Net Assets with respect to such PPF on such Valuation Date is less than or equal to the sum of (i) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus (ii) the Present Value of Covered Expenses with respect to such PPF, the Asset Allocation Threshold shall be an amount equal to 100% of the sum of (i) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus (ii) the Present Value of Covered Expenses with respect to such PPF on such Valuation Date.

                  `Covered Expense Ratio' shall mean, with respect to any PPF, on any Valuation Date, the higher of (a) the expense ratio utilized by the Sub-Adviser in its proprietary asset allocation computer model and
         (b) the Lower Covered Expense Ratio with respect to such PPF; provided, however, that (i) if the percentage of the Total Net Assets of such PPF on such date allocable to Index Equities and Index Futures according to the Asset Allocation Test would be greater than 20% and less than 30% using the Lower Covered Expense Ratio in calculating the Present Value of Covered Expenses with respect to such PPF on such Valuation Date, the Covered Expense Ratio will equal the Interpolated Covered Expense Ratio with respect to such PPF on such Valuation Date or (ii) if the percentage of the Total Net Assets of such PPF on such date allocable to Index Equities and Index Futures according to the Asset Allocation Test would be 20% or less using the Lower Covered Expense Ratio in calculating the Present Value of Covered Expenses with respect to such PPF on such Valuation Date, the Covered Expense Ratio will equal the Higher Covered Expense Ratio with respect to such PPF; and provided, further that

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         the Covered Expense Ratio with respect to any PPF having an Aggregate
         Guarantee Amount on the Inception Date with respect to such PPF of less than $25,000,000 will equal the Higher Covered Expense Ratio with respect to such PPF on any Valuation Date."

and (b) adding the following new defined terms thereto in alphabetical order:

                  `"Asset Allocation Test Percentage' shall mean, with respect to any PPF, on any Valuation Date, the greater of (a) 98% and (b) an amount equal to 1.2 minus the product of (a) 0.2 and (b) the quotient of the Total Net Assets with respect to such PPF on such Valuation Date divided by the sum of (i) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus (ii) the Present Value of Covered Expenses with respect to such PPF on such Valuation Date.

                  `Covered Expense Differential' shall mean, with respect to any PPF, an amount equal to the Higher Covered Expense Ratio with respect to such PPF minus the Lower Covered Expense Ratio with respect to such PPF.

                  `Equity Percentage' shall mean, with respect to any PPF, on any Valuation Date, the quotient of the sum of the aggregate Market Value of the Index Equities and the aggregate Market Value of the Index Futures held by such PPF on such Valuation Date divided by the Total Net Assets of such PPF on such Valuation Date.

                  `Interpolated Covered Expense Ratio" shall mean, with respect to any PPF, on any Valuation Date, an amount equal to the Higher Covered Expense Ratio with respect to such PPF plus the product of (a) two times the Covered Expense Differential with respect to such PPF minus (b) the product of (x) the Equity Percentage with respect to such PPF on such Valuation Date and (y) the quotient of the Covered Expense Differential with respect to such PPF divided by 10%."

         3. Amendment to Section 2.1. Section 2.1 is hereby amended by (a) deleting "December 31, 2003" and inserting "December 31, 2002" in lieu thereof in the first sentence thereof, (b) deleting "$750,000,000" and inserting "$2,000,000,000" in lieu thereof in the first sentence thereof and (c) deleting the words "five years from the issuance date of such Policy" and inserting "the day immediately preceding the fifth anniversary of the Inception Date with respect to such PPF" in lieu thereof in clause (ii) of the second sentence thereof.

         4. Amendments to Exhibits H-l and H-2. Exhibits H-l and H-2 to the Agreement are hereby amended by deleting said Exhibits in their respective entireties and substituting in lieu thereof new Exhibits H-l and H-2 in the forms of Annexes 1 and 2, respectively, to this Amendment.

         5. Conditions of Effectiveness. This Amendment shall become effective on the date on which the Insurer, Pilgrim, Aeltus and the Fund shall have executed and delivered this Amendment.

         6. No other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

         7. Governing Law. This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         8. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                              MBIA INSURANCE CORPORATION

                                              /s/ Louis G. Lenzi
                                              ----------------------------------
                                              By:    Louis G. Lenzi
                                              Title: Managing Director

                                              ING PILGRIM INVESTMENTS, LLC

                                              /s/ Michael J. Roland
                                              ----------------------------------
                                              By:    Michael J. Roland
                                              Title: Senior Vice President

                                              AELTUS INVESTMENT MANAGEMENT, INC.

                                              /s/ Mary Ann Fernandez
                                              ----------------------------------
                                              By:    Mary Ann Fernandez
                                              Title: Sr. Vice President

                                              PILGRIM EQUITY TRUST

                                              /s/ Robert S. Naka
                                              ----------------------------------
                                              By:    Robert S. Naka
                                              Title: Senior Vice President

                                                                         ANNEX 1

                         FORM OF PRELIMINARY APPLICATION

[NOTE: The Preliminary Application must be delivered to MBIA at least two but not more than five Business Days before the Inception Date.]

                                                     [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

         Reference is made to the Financial Guaranty Agreement, dated as of July 3, 2001, among MBIA Insurance Corporation (the "Insurer"), ING Pilgrim Investments, LLC ("Pilgrim"), Aeltus Investment Management, Inc. ("Aeltus") and Pilgrim Equity Trust (the "Fund") (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined),. This notice constitutes a preliminary application for a financial guaranty (the "Policy") with respect to Pilgrim Principal Protection Fund [_] (the "PPPF") pursuant to Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                  (A)      Name of PPPF: _______________________________

                  (B)      Aggregate amount to be invested in the
                           PPPF(2):__________________

                  (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing
                           PPPF(3):_____________________________

                  (D)      Inception Date with respect to the
                           PPPF:________________________________

_________________

(1) Date on or before December 28, 2002 (i.e., two Business Days prior to the date on which the Insurer's obligation to issue Policies pursuant to the Financial Guaranty Agreement terminates, as per Section 2.1 of such Agreement).

(2) Aggregate Guarantee Amount with respect to the PPPF on the Inception Date will equal the amount entered for line (B) plus (minus) earnings on such amount during period from the date hereof to and including the Inception Date, but amount entered on line (B) may not be less than $10,000,000.

(3)      Sum of amounts in clauses (B) and (C) may not exceed $2,000,000,000.

                  (E)      Maturity Date with respect to the
                           PPF(4):______________________________

                  The Fund hereby certifies that:

                  (i) Attached hereto are true complete and correct copies of each of the Investment Management Agreement with respect to the PPPF, the Sub-Adviser Agreement with respect to the PPPF, the Expense Limitation Agreement with respect to the PPPF and the Custodian Service and Monitoring Agreement with respect to the PPPF duly executed by the parties thereto;

                  (ii) Attached hereto is a true complete and correct copy of the Establishment and Designation of Series and Classes (the "Establishment and Designation") with respect to the PPPF, certified by the Secretary of State of the Commonwealth of Massachusetts;

                  (iii) Attached hereto is a true complete and correct copy of the Final Prospectus with respect to each Class of Shares of the PPPF;

                  (iv) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of the Fund authorizing the creation of the PPPF and the filing of the Establishment and Designation with respect to the PPF and the execution, delivery and performance of the Investment Management Agreement with respect to the PPPF, the Expense Limitation Agreement with respect to the PPPF and the Custodian Service and Monitoring Agreement with respect to the PPPF, certified by a Secretary or Assistant Secretary of the Fund;

                  (v) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of Pilgrim authorizing the execution, delivery and performance of the Investment Management Agreement with respect to the PPPF, the Sub-Adviser Agreement with respect to the PPPF and the Expense Limitation Agreement with respect to the PPPF, certified by a Secretary or Assistant Secretary of Pilgrim;

                  (vi) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of Aeltus authorizing the execution of the Sub-Adviser Agreement with respect to the PPF and the Expense Limitation Agreement with respect to the PPPF, certified by a Secretary or Assistant Secretary of Aeltus;

                  (vii) Attached hereto is a certificate of the Secretary or Assistant Secretary of Pilgrim as to the incumbency and signature of the officers or other employees of Pilgrim authorized to sign the Investment Management Agreement with respect to the PPPF, the Sub-Adviser Agreement with respect to the PPPF and the Expense Limitation Agreement

___________________

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.

         with respect to the PPPF, on behalf of Pilgrim, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (viii) Attached hereto is a certificate of the Secretary or Assistant Secretary of Aeltus as to the incumbency and signature of the officers or other employees of Aeltus authorized to sign the Sub-Adviser Agreement with respect to the PPPF and the Expense Limitation Agreement with respect to the PPPF, on behalf of Aeltus, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (ix) Attached hereto is a certificate of the Secretary or Assistant Secretary of the Fund as to the incumbency and signature of the officers or other employees of the Fund authorized to sign the Investment Management Agreement with respect to the PPPF, the Expense Limitation Agreement with respect to the PPPF and the Custodian Service and Monitoring Agreement with respect to the PPF on behalf of the Fund, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                                              Very truly yours,

                                              PILGRIM EQUITY TRUST

                                              By: ______________________________
                                                           Name:
                                                           Title:

                                                                         ANNEX 2

                            FORM OF FINAL APPLICATION

                                                     [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

                  Reference is made to the Financial Guaranty Agreement, dated as of July 3, 2001, among MBIA Insurance Corporation (the "Insurer"), ING Pilgrim Investments, LLC ("Pilgrim"), Aeltus Investment Management, Inc. ("Aeltus") and Aetna Series Fund, Inc. (the "Fund") (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined). This notice constitutes the final application for a financial guaranty (the "Policy") with respect to Pilgrim Principal Protection Fund [_] (the "PPPF") pursuant to
Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                  (A)      Name of PPPF: __________________________

                  (B) Aggregate Guarantee Amount with respect to PPPF on Inception Date(2): _____________________

                  (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing PPPF(3): ___________________

                  (D)      Inception Date with respect to the PPPF:
                           ______________________

                  (E)      Maturity Date with respect to the PPPF(4):
                           ___________________________

___________________

(1)      Date on or before December 31,2002.

(2)      Must be for an exact sum which is not less than $10,000,000.

(3)      Sum of amounts in clauses (B) and (C) may not exceed $2,000,000,000.

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.

         The Fund hereby certifies that:

         1. Each of the representations and warranties made by the Fund in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the date hereof;

         2. No Default or Event of Default shall have occurred and be continuing on the date hereof;

         3. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof; and

         4. Each of the conditions specified in Section 2.3(b) of the Financial Guaranty Agreement with respect to the Policy has been satisfied.

                                              Very truly yours,

                                              PILGRIM EQUITY TRUST

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                       2